Exhibit 10.7

INSPIRE PHARMACEUTICALS, INC.

2005 EQUITY COMPENSATION PLAN

DIRECTOR’S NONQUALIFIED STOCK OPTION

Inspire Pharmaceuticals, Inc. (the “Company”) has granted to you a Nonqualified Stock Option (the “Option”) under the Inspire Pharmaceuticals, Inc. 2005 Equity Compensation Plan, as amended (the “Plan”). The terms of the Option are set forth in the Director’s Nonqualified Stock Option Grant Agreement provided to you (the “Agreement”). The following provides a summary of the key terms of the Option; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand the Option.

SUMMARY OF DIRECTOR’S NONQUALIFIED STOCK OPTION

Option Number:

Grantee:

Date of Grant:

Vesting Schedule:

Exercise Price Per Share:

Total Number of Options Granted:

Term/Expiration Date:

No.

INSPIRE PHARMACEUTICALS, INC.

2005 EQUITY COMPENSATION PLAN

DIRECTOR’S NONQUALIFIED STOCK OPTION GRANT AGREEMENT

This DIRECTOR’S NONQUALIFIED STOCK OPTION GRANT AGREEMENT (the “Agreement”), dated as of                      (the “Date of Grant”), is delivered by Inspire Pharmaceuticals, Inc. (the “Company”) to                      (the “Grantee”).

RECITALS

A. The Inspire Pharmaceuticals, Inc. 2005 Equity Compensation Plan, as amended (the “Plan”) provides for the grant of options to purchase shares of common stock of the Company to non-employee members of the Board of Directors of the Company (the “Board”). The Company has decided to make a stock option grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

B. The Board administers stock option grants to Board members under the Plan.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a Nonqualified Stock Option (an “Option”) to purchase                      shares of common stock of the Company (“Shares”) at an exercise price of                      per Share (the “Exercise Price”). The Option shall become exercisable according to Paragraph 2 below. This Option has been granted to the Grantee because the Grantee was [ALTERNATIVE 1: elected as a member of the Board as of the Date of Grant] [ALTERNATIVE 2: a member of the Board on the Date of Grant] [ALTERNATIVE 3: the Chairman of the Board on the Date of Grant] (referred to below as the “Board Position”).

2. Exercisability of Option. The Option shall become exercisable in the manner provided below, if the Grantee is serving in the Board Position on the applicable date. For this purpose, the term “Shares” refers to the number of shares underlying that portion of the Option that vests in the manner described under Vest Type and Full Vest Date. The term “Vest Type” describes how the Option covering those shares will vest before the Full Vest Date. For example, if Vest Type is “monthly”, that Option will vest with respect to those shares on a pro rata basis on each monthly anniversary of the Date of Grant. The term “Full Vest Date” is the date on which that portion of the Option covering all of the corresponding shares set forth in the “Shares” column will be fully vested.

Shares	Vest Type	Full Vest Date

The number of Shares noted on the first line will vest in equal quarterly installments, beginning one quarter after the date of grant and will fully vest on the corresponding “Full Vest Date.”

The exercisability of the Option is cumulative, but shall not exceed one hundred percent (100%) of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share. Notwithstanding the foregoing, the Option shall cease to vest if and when the Grantee ceases to serve in the Board Position (unless the Board otherwise determines that circumstances warrant continuation of vesting). If the Grantee dies while serving in the Board Position, all of the unexercised Shares shall become immediately exercisable.

3. Term of Option.

(a) The Option shall have a term of seven (7) years from the Date of Grant (the “Exercise Period”) and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b) If the Grantee ceases to serve in the Board Position after any portion of the Option becomes exercisable but before the end of the Exercise Period, the Exercise Period shall be shortened as follows:

(i) The Exercise Period shall end immediately upon the date of the Grantee’s breach of any agreement, covenant or representation by and between the Grantee and the Company, including, but not limited to, any promise or warrant made as consideration for this Agreement or the terms of any severance agreement;

(ii) The Exercise Period shall end immediately upon the date of the Grantee’s illegal or improper conduct that injures or impairs the reputation, goodwill, or business of the Company, involves the misappropriation of funds of the Company, or the misuse of data, information or documents acquired in connection with the Grantee’s service as a director, consultant, employee or any other capacity to the Company, or violates any other directive or policy promulgated by the Company; and

(iii) The Exercise Period shall end immediately upon the effective date of the (x) termination of the Grantee’s consulting or director relationship with the Company in violation of an agreement to remain in service with the Company; (y) involuntary termination of the Grantee’s consulting or director relationship with the Company for reasons which may include, without limitation, any illegal or improper conduct that injures or impairs the reputation, goodwill, or business of the Company, involves the misappropriation of funds of the Company, or the misuse of data, information or documents acquired in connection with service for the Company, or violates any other directive or policy promulgated by the Company; or (z) voluntary termination of his or her consulting or director relationship with the Company in anticipation of involuntary termination.

(c) Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the seventh (7th) anniversary of the Date of Grant. Any portion of the Option that is not exercisable at the time the Grantee ceases to serve in the Board Position shall immediately terminate.

4. Exercise Procedures.

(a) Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised. At such time as the Board shall determine, the Grantee shall pay the Exercise Price (i) in cash, (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iii) by such other method as the Company may approve. The Company may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Company, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Company deems appropriate.

(c) All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Board approval, the Grantee may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

(d) It shall be a condition of exercise hereunder that:

(i) The Company may, in its discretion, require that in the opinion of counsel for the Company the proposed purchase of Shares shall be exempt from registration under the Securities Act of 1933, as amended;

(ii) The Grantee shall have made such undertakings and agreements with the Company as the Company may reasonably require, and that such other steps, if any, as counsel for the Company shall deem necessary to comply with any law, rule or regulation applicable to the issue of such shares by the Company shall have been taken by the Company or the Grantee, or both;

(iii) The certificates representing the Shares purchased under the Option may contain such legends as counsel for the Company shall deem necessary to comply with the applicable law, rule or regulation;

(iv) The Grantee shall execute and deliver to the Company a counterpart of any applicable stockholders agreement, investor rights agreement or similar agreement among the Company and some or all of its stockholders, and any amendment thereto or restatement or replacement thereof, pursuant to which the Grantee shall be subject to all provisions therein applicable to holders of Shares; and

(v) The Grantee shall, if the Company so requests, provide payment of all state and federal taxes imposed upon the exercise of the Option and the issue of the shares covered hereby.

5. Definition of Change in Control. The provisions of the Plan applicable to a Change in Control (as defined in the Plan) shall apply to the Option.

6. Consequences of a Change in Control.

(a) Notice. Upon a Change in Control, if the Option is outstanding (including, for purposes of this Paragraph 6, any portion of the Option that is outstanding), the Company shall provide the Grantee written notice of such Change in Control.

(b) Assumption of Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the outstanding Option shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

(c) Acceleration. Notwithstanding anything in the Plan to the contrary, if the Grantee ceases to serve as a director of the Company as a result of a Change in Control within two (2) years following such Change in Control, all outstanding Options shall automatically accelerate and become fully exercisable.

(d) Optional Cash Out. Notwithstanding anything herein to the contrary, in the event of a Change in Control during the period from July 8, 2009 through July 8, 2010 where the Company is not the surviving corporation (or surviving only as a subsidiary of another corporation), the Grantee may surrender the outstanding Option in exchange for payment by the Company, in cash or Company Stock (as elected by the Grantee) in an amount equal to the amount by which the then Fair Market Value (as defined below) of the shares of Company Stock underlying the Option exceeds the Exercise Price of the Grantee’s unexercised Option. For purposes of this paragraph “Fair Market Value” per Share shall be determined as follows: (i) if the principal trading market for the Shares is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (ii) if the Shares are not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of the Shares on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Company determines. If the Shares are not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per Share shall be as determined by the Company.

7. Restrictions on Exercise. Except as the Board may otherwise permit pursuant to the Plan or as provided in Paragraph 11 below, only the Grantee may exercise the Option during the

Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

8. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9. No Rights to Continued Directorship. The grant of the Option shall not confer upon the Grantee any right to continue to serve as a member of the Board, in any office of the Board, or any committee of the Board.

10. No Shareholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death or otherwise, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

11. Assignment and Transfers.

(a) Except as provided below, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except: (i) by will or by the laws of descent and distribution, (ii) pursuant to a domestic relations order, or (iii) as otherwise permitted by the Company. The Board shall have the right to require evidence to its satisfaction of the rights of any person or persons seeking to exercise the Option hereunder, e.g., an authenticated copy of the Grantee’s will. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

(b) The Grantee may make a lifetime transfer of the Option only to the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interest.

(c) No consideration may be given for any transfer of the Option by the Grantee.

(d) Transfers may be made only to the extent that they do not violate any rules and conditions imposed by the Board.

(e) Any transferee described above shall be treated as the Grantee for purposes of all other provisions of this Agreement and the terms of the Plan.

12. Certain Capital Changes. In the event that the Board, in its discretion, determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the Shares such that adjustment is required in order to preserve the benefits or potential benefits of the Option, the maximum aggregate number and kind of shares or securities of the Company subject to the Option, and the Exercise Price of the Option, shall be appropriately adjusted by the Board (whose determination shall be conclusive) so that the proportionate number of Shares or other securities subject to the Option and the proportionate interest of the Grantee shall be maintained as before the occurrence of such event.

13. Certain Corporate Transactions. Notwithstanding anything in the Plan to the contrary, in the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, the Grantee shall be entitled to receive upon exercise and payment in accordance with the terms of the Option, the same shares, securities or property as he or she would have been entitled to receive upon the occurrence of such event if he or she had been, immediately prior to such event, the owner of the number of Shares. In lieu of the foregoing, however, the Board may upon written notice to the Grantee provide that, unless theretofore exercised, the Option shall expire as of the earlier of the end of the Exercise Period or the date specified in such notice which may not be less than twenty (20) days after the date of such notice.

14. Amendment. This Agreement may be amended only by a written agreement executed by the Company and the Grantee.

15. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

16. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Compensation Committee at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina, 27703-8466, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

INSPIRE PHARMACEUTICALS, INC.

By:
Name:
Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Board shall be final and binding.

Grantee:

Date: